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Exhibit 23.5

[Letterhead of T.J. Smith & Company, Inc.]

Consent of T.J. Smith & Company, Inc.

        We hereby consent to the use in this Registration Statement on Form S-1 of information contained in our December 31, 2002 and December 31, 2003 reports for Stroud Energy, Inc. dated as of April 14, 2005 in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

Very truly yours,
T.J. Smith & Company, Inc.
	By:	/s/ T.J. Smith T.J. Smith, President
March 31, 2006 Houston, Texas

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  Exhibit 23.5
Consent of T.J. Smith & Company, Inc.